                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)

                                  May 16, 2000


                            THE TRIZETTO GROUP, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                  000-27501                   33-0761159
 (State or other jurisdiction   (Commission File Number)       (IRS Employer
       of incorporation)                                     Identification No.)

    567 San Nicolas Drive, Suite 360, Newport Beach, California     92660
             (Address of principal executive offices)             (Zip Code)

       Registrant's telephone number, including area code: (949) 719-2200



                                Page 1 of 5
                          Exhibit Index on Page 5
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ITEM 5. - OTHER EVENTS.

         On May 16, 2000, The TriZetto Group, Inc., a Delaware corporation ("TriZetto"), announced that it had entered into an Agreement and Plan of Reorganization (the "Merger Agreement") with Elbejay Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of TriZetto ("Elbejay"), IMS Health Incorporated, a Delaware corporation ("IMS"), and ERISCO Managed Care Technologies, Inc., a New York corporation and wholly-owned subsidiary of IMS ("ERISCO"), pursuant to which Elbejay will merge with and into ERISCO, resulting in ERISCO becoming a wholly-owned subsidiary of TriZetto.

         As more specifically set forth in the Merger Agreement, TriZetto will issue shares of common stock of TriZetto, par value $0.001 per share (the "TriZetto Common Stock"), having a value of $255 million to IMS. The final exchange ratio will be determined based upon the average daily price of TriZetto Common Stock for the 15 trading days ending on the third day prior to the Closing Date, except that TriZetto will not issue less than 8.8 million shares nor more than 12.1 million shares of TriZetto Common Stock.

         In addition, by execution of the Merger Agreement, IMS and TriZetto agreed to terminate the Agreement and Plan of Reorganization, dated as of March 28, 2000, between IMS and TriZetto that provided for the merger of IMS with and into TriZetto.

         The Merger is subject to certain regulatory approvals, and approval by the stockholders of TriZetto of the issuance of TriZetto Common Stock to IMS. Certain holders of TriZetto Common Stock representing approximately 51% of the outstanding TriZetto Common Stock have entered into voting agreements with IMS to vote in favor of the issuance of TriZetto Common Stock to IMS.

         The Merger is also conditioned upon IMS and TriZetto entering into a Stockholder Agreement and Registration Rights Agreement, forms of which are attached as exhibits to the Merger Agreement, and a Transitional Services Agreement, Data Rights Agreement, and HealthWeb License Agreement, the principal terms of which are more specifically set forth in the Merger Agreement.

         TriZetto, its directors, executive officers and certain other members of management and employees may be soliciting proxies from TriZetto stockholders in favor of approval of the issuance of TriZetto Common Stock to IMS pursuant to the Merger Agreement. Information concerning the participants in the solicitation is set forth in TriZetto's annual report on Form 10-K, as filed with the Securities and Exchange Commission on March 30, 2000.

         The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as an exhibit to this Form 8-K and is incorporated herein by reference.

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ITEM 7. - FINANCIAL STATEMENTS AND EXHIBITS.

          (a)      FINANCIAL STATEMENTS.  Not required.

          (b)      PRO FORMA FINANCIAL INFORMATION.  Not required.

          (c)      EXHIBITS.


                   EXHIBIT NO.                   DESCRIPTION
                   -----------     -------------------------------------------
                      2.1*         Agreement and Plan of Reorganization, dated
                                   as of May 16, 2000, by and between The
                                   TriZetto Group, Inc., Elbejay Acquisition
                                   Corp., IMS Health Incorporated and Erisco
                                   Managed Care Technologies, Inc.

                     99.1          Press release, dated May 16, 2000, issued by
                                   The TriZetto Group, Inc. and IMS Health
                                   Incorporated



                * Certain exhibits to, and schedules delivered in connection with, the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. TriZetto agrees to supplementally furnish to the SEC a copy of any such exhibit or schedule upon request.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 THE TRIZETTO GROUP, INC.

May 19, 2000                     By:      /s/ Michael J. Sunderland
                                     ----------------------------------------
                                      Michael J. Sunderland
                                      Chief Financial Officer and Secretary

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                                  EXHIBIT INDEX



     EXHIBIT
      NUMBER                           DESCRIPTION
     --------     ---------------------------------------------------------
         2.1      Agreement and Plan of Reorganization, dated as of May 16,
                  2000, by and between The TriZetto Group, Inc., Elbejay
                  Acquisition Corp., IMS Health Incorporated and Erisco Managed
                  Care Technologies, Inc.


        99.1      Press release, dated May 16, 2000, issued by The TriZetto
                  Group, Inc. and IMS Health Incorporated

